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                                  EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. 401(k) and Profit Sharing Plan to be filed October 2, 1996, of our reports dated June 5, 1996 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1996 and to all references to our Firm included in this registration statement.

     Arthur Andersen LLP

     Boston, Massachusetts
     September 26, 1996